Exhibit 99.1

PDL Community Bancorp Announces Termination of Share Repurchase Program

New York (March 30, 2020): PDL Community Bancorp (the “Company”) announced today that its Board of Directors had terminated, effective on March 27, 2020, the Company’s share repurchase program which was initiated on November 13, 2019. Under the repurchase program, the Company could have repurchased up to 878,835 shares of its common stock, or approximately 5% of the then current outstanding shares. The repurchase program was set to expire on May 12, 2020.  At the time of the termination of the repurchase program initiated on November 13, 2019, 367,098 shares of the Company's common stock had been repurchased, at a weighted-average price of $13.91 per share. Since the Company first started to repurchase shares of its common stock on March 25, 2019, a total of 1,253,423 shares, at a weighted-average price per share of $14.18, have been repurchased.

About PDL Community Bancorp

PDL Community Bancorp is the financial holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of one-to-four family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or -owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks, including cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.